UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2013

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 5, 2013, Newport Corporation (the “Registrant”) announced that it expects to record a non-cash, non-tax-deductible impairment charge in the fourth quarter of 2012, as discussed in more detail below under Item 2.06 of this Form 8-K.  The Registrant also reaffirmed its general financial guidance for the fourth quarter of 2012.  The press release dated February 5, 2013 issued by the Registrant in connection with the announcement is attached to this report as Exhibit 99.1.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

In the press release attached to this report as Exhibit 99.1, the Registrant has provided qualitative guidance regarding the operating income and net income that it expects to record in the fourth quarter of 2012 on a non-GAAP basis.  The Registrant has provided this non-GAAP guidance with the intent of providing both management and investors with a more complete understanding of the Registrant’s core operating results and performance trends, and a more meaningful basis for comparison of the Registrant’s results with its historical and future financial results, as well as with the results of other companies that may report non-GAAP measures that exclude similar items.  However, the presentation of this additional information is not meant to be considered in isolation or as a substitute for the Registrant’s financial measures prepared in accordance with generally accepted accounting principles (GAAP).

Item 2.06.  Material Impairments.

On February 4, 2013, as a result of the annual impairment test of the goodwill and other intangible assets of each of the Registrant’s reporting units required under GAAP, the Audit Committee of the Board of Directors of the Registrant concluded that the Registrant will be required to record an impairment charge to write down the goodwill and other intangible assets of Ophir Optronics Ltd., which was acquired by the Registrant in October 2011.

The Registrant estimates that the impairment charge, which is expected to be recorded in the fourth quarter of 2012, will be in the range of $130 million to $140 million.  The charge will be a non-cash, non-tax-deductible accounting charge, which will not impact the Registrant’s liquidity, cash flows from operations, compliance with its debt covenants or any future operations, and will not result in any future cash expenditures.

The facts and circumstances leading to the conclusion that the impairment charge will be required, and the expected impact of the impairment charge on the Registrant’s amortization expense in 2013, are discussed in more detail in the press release dated February 5, 2013 issued by the Registrant, attached to this report as Exhibit 99.1 and incorporated herein by reference.

Safe Harbor Statement

This Form 8-K contains forward-looking statements, including without limitation statements regarding the expected amount of the impairment charge and its impact on the Registrant’s business and financial performance.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the Registrant’s ability to achieve expected benefits from the integration of Ophir Optronics and its other cost savings initiatives; the strength of business conditions in the industries the Registrant serves, particularly the semiconductor and defense/security industries; the Registrant’s ability to successfully penetrate and increase sales to its targeted end markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Registrant.  Certain of these judgments and risks are discussed in more detail in the Registrant’s periodic reports filed with the Securities and Exchange Commission.  Although the Registrant believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Registrant or any other person that the Registrant’s objectives or plans will be achieved.  The Registrant undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 5, 2013	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 5, 2013.